FOR IMMEDIATE RELEASE

USCF Promotes Andrew Ngim to Chief Operations Officer and Kevin Baum to Chief Investment Officer.

Oakland, CA – September 1, 2016.

USCF today announced two key promotions within the company’s senior management team. Andrew Ngim, Principal and Portfolio Manager, has been promoted to Chief Operations Officer; and Kevin Baum, formerly Portfolio Manager, has been promoted to Chief Investment Officer.

“Andy and Kevin have all of my confidence. Both have made significant contributions to USCF, each demonstrating a commitment to systems improvement, product advancement, and more,” said John Love, President and Chief Executive Officer, USCF. “They both have a strong vision that will help USCF meet the needs of our investors and navigate an increasingly complex environment as we expand geographically and into new segments. Their leadership and vision will help ensure USCF achieves our goals and serve more investors around the world.”

Andrew F Ngim co-founded USCF in 2005 and has worked as Portfolio Manager for the United States Commodity Index Fund (USCI), the United States Copper Index Fund (CPER), the United States Agriculture Index Fund (USAG) and the Stock Split Index Fund (TOFR). Prior to the creation of USCF, Mr. Ngim co-founded the Ameristock Corporation where he was Co-Portfolio Manager of the Ameristock Mutual Fund. Mr. Ngim earned his Bachelor of Arts degree from the University of California at Berkeley.

Kevin Baum joined USCF as a Portfolio Manager earlier this year and brings over 20 years of experience as a Senior Commodities Manager to USCF. Prior to joining USCF, he was Senior Portfolio Manager of Alternatives and Commodities for Invesco PowerShares. Kevin was part of the Oppenheimer Funds team responsible for launching the first commodities mutual fund and subsequently, the incorporation of the first off-shore Cayman subsidiary for a commodities fund. Kevin also served as Senior Portfolio Manager, Head of Commodities and earned the Barron’s/Value Line “Top 100 Managers” designation three times. Kevin is a CFA charterholder and CAIA charterholder. He earned a Bachelor of Business Administration degree in Finance, from Texas Tech University.

About USCF

USCF operates on the leading edge of Exchange Traded Product (ETP) innovation.  The firm broke new ground with the launch of the first oil ETP, the United States Oil Fund (USO), in 2006. Over the next decade, USCF designed and issued twelve more specialty ETPs across commodity and equity asset classes.  USCF currently manages over $5 billion from its headquarters in Oakland, California.

Forward Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

USCF is a registered trademark. All rights reserved.

Kevin Baum and John P. Love are registered representatives of ALPS Distributors, Inc.

United States Commodity Funds Disclosures:

Download a copy of a Fund's Prospectus by clicking one of the following: ( USO, USL, DNO, UNG, UNL, UGA, UHN, BNO, USCI, CPER, USAG). Please read any Prospectus carefully before investing.

These Funds are not mutual funds or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

Commodity trading is highly speculative and involves a high degree of risk. Commodities and futures generally are volatile and are not suitable for all investors. Investing in commodity interests subject each Fund to the risks of its related industry. An investor may lose all or substantially all of an investment. These risks could result in large fluctuations in the price of a particular Fund's respective shares. Funds that focus on a single sector generally experience greater volatility. For further discussion of these and additional risks associated with an investment in the Funds please read the respective Fund Prospectus before investing.

TOFR Disclosures:

For a copy of a Prospectus for Stock Split Index Fund click here TOFR. Please read any Prospectus carefully before investing.  Investing involves risks, including loss of principal.

Funds distributed by ALPS Distributors, Inc.

Media Contact:

Katie Rooney

Chief Marketing Officer

Phone: 614.775.1246

Email address: krooney@uscfinvestments.com